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                                                                   EXHIBIT 10.42

                           LOAN AND SECURITY AGREEMENT

     THIS LOAN AND SECURITY AGREEMENT entered into this 15TH day of October 2001 by and between BORON, LEPORE & ASSOCIATES, INC. (the "Borrower"), a corporation of the State of Delaware, having a mailing address at 1800 Valley Road, Wayne, New Jersey 07470 and FLEET NATIONAL BANK (the "Bank"), a national bank association organized under the laws of the United States of America, having an office at 208 Harristown Road, Glen Rock, New Jersey 07452.

                                    SECTION 1

                                   DEFINITIONS

     1.1 As used in this Agreement, the following terms shall have the meanings hereinafter provided (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Accounts": Accounts has the meaning given to it in the definition of the term "Collateral" provided in Subsection 1.1 hereof.

     "Account Debtor": The Person obligated under any Account.

     "Actual/360 Computation": The same meaning ascribed to said term in Subsection 2.1(c)(iv) hereof.

     "Advances": Extensions of credit under the Revolving Loan and Letters of Credit.

     "Affiliate": Any entity which directly or indirectly controls, is controlled by, or is under common control with, any Person. For purposes of this definition, "control" shall mean the possession, directly or indirectly, of the power to (i) vote twenty percent (20%) or more of the securities having ordinary voting power for the election of directors of such Person, or (ii) direct or cause the direction of management and policies of a business, whether through the ownership of voting securities, by contract or otherwise and either alone or in conjunction with others or any group.

     "Agreement": The contents hereof and of any and all exhibits and schedules annexed hereto, all as may be from time to time amended, restated and/or extended and all other writings submitted by the Borrower to the Bank pursuant hereto.

     "Applicable Margin": With respect to Eurodollar Loans, 175 basis points, and with respect to Prime Rate Loan, 0%.

     "Bank": FLEET NATIONAL BANK, a national banking association organized under the laws of the United States of America.


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     "Bank's Rights and Remedies": All of the rights and remedies of the Bank described in Section 8.

     "Borrower": BORON, LEPORE & ASSOCIATES, INC., a corporation of the State of Delaware.

     "Obligors' Rights and Remedies": All of the rights or remedies described in
Section 9.

     "Business Day": Any day, other than a Saturday, Sunday, or other day on which commercial banks in the State of New Jersey are authorized or required to close under the laws of the State of New Jersey, and, if the applicable day relates to a Eurodollar Loan or an Eurodollar Period for a Eurodollar Loan, a day on which dealings in Dollar deposits are also carried on in the London interbank market and banks are open for business in London.

     "Capital Expenditures": Expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto, including the total principal portion of Capitalized Lease Obligations.

     "Capital Lease": Any lease of any property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

     "Capital Lease Obligations": Any indebtedness represented by obligations under any Capital Lease.

     "Capital Stock": (i) in the case of a corporation, capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and (v) any other equity interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Change in Control": Any condition[s] or event[s] shall occur, during the period when any Obligations are outstanding hereunder, whereby 50% or more of the Voting Stock of the Obligors are transferred, redeemed, cancelled or transferred.

     "Collateral": All accounts (as defined in the UCC) of the Obligors, whether now existing or hereafter arising, including, without limitation, all accounts receivable and contract rights and any rights to payment for goods sold or leased or for services rendered which are not evidenced by an instrument or chattel paper, whether or not such rights have been earned by performance, (the "Accounts"). As to the foregoing, also included are cash proceeds, non-cash proceeds and products thereof and all related books, records, journals, computer print-outs and data, of the Obligors.

     "Consolidated": The consolidation in accordance with GAAP of the accounts or other items as to which such term applies.


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     "Controlled Group": As such term is defined in the Internal Revenue Code of
1986, as amended from time to time.

     "Default": An event or condition which with the passage of time or the giving of notice or both would constitute an Event of Default.

     "Default Rate": The lesser of (i) that rate of interest per annum equal to 3% above the rate of interest that would normally apply to a Prime Rate Loan; or
(ii) the highest rate permitted by law.

     "Demand Deposit Account": The account described as such in Subsection
2.1(e).

     "Earnings Before Interest and Taxes (EBIT)": For any period the sum of (x)
(i) net income (or loss), plus (ii) extraordinary expenses, minus (iii) extraordinary income (including interest income) of Obligors for such period on a Consolidated basis, plus (y) all interest expense of Obligors for such period, plus (z) all charges against income of Obligors for such period for federal, state and local taxes actually paid.

     "Earnout": Contingent payments of cash and/or stock pursuant to (i) a certain Asset Purchase Agreement by and among BLPAS Acquisition Corp. as buyer, Armand as seller, and Scott Pallais and Marline Pallais (together as founders and co-trustees of the Pallais Family Trust) dated June 29, 2000 and (ii) a certain Asset Purchase Agreement by and among Medical Media Communications Acquisitions Corp. as buyer, Media as seller, Borrower and Carolyn Bing (as founder and trustee of the Carolyn Bing Revocable Trust) dated April 30, 2001.

     "EBITDA": For any period the sum of (i) Earnings Before Interest and Taxes for such period plus (ii) depreciation expenses of Obligors for such period, plus (iii) amortization expenses of Obligors for such period, plus (iv) any non-cash charges of Obligors for such period.

     "Equipment": All goods (other than inventory) of the Obligors, wheresoever located, whether now owned or hereafter acquired, including, without limitation, machinery, motor vehicles, trailers, tools, trade, sales and production equipment, furniture, furnishings, fixtures, parts, accessories and all replacements and substitutions therefor or accessions thereto.

     "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

     "Eurodollar Loan": Any Advance or any outstanding portion of the Revolving Loan that is based on the Eurodollar Rate.

     "Eurodollar Period": As to each Eurodollar Loan, the period commencing on the date specified by the Borrower and ending on a day that is one (1), two (2), three (3) or six (6) months thereafter as specified by in the applicable Notice of Borrowing/Conversion, provided that:

     (i) The first day of any Eurodollar Period shall be a Business Day;

     (ii) Any Eurodollar Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Eurodollar Period shall end on the next preceding Business Day; and


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     (iii) No Eurodollar Period shall extend beyond the Termination Date.

     "Eurodollar Rate": The annual rate of interest for deposits in U.S. Dollars of like tenor as offered to the Bank in the interbank eurodollar market on the second Business Day prior to the first day of the relevant Eurodollar Period, adjusted for reserve requirements and such other requirements as may be imposed by federal, state or local government and regulatory agencies, as determined by the Bank.

     "Event of Default": Any one of the occurrences described in Section 7.

     "GAAP": Generally accepted accounting principles, applied on a consistent basis.

     "General Intangibles": As defined in the UCC, including, without limitation, payment intangibles, income tax refunds, copyrights, licenses, rights, patents, patent rights, franchise rights, distributorship rights, trademarks, trademark rights, formulae, customer lists and goodwill.

     "Guarantor": Collectively, Medical Education Systems, Inc., a corporation of Delaware ("Medical"), Consumer2Patient, Inc., a corporation of Delaware ("Consumer"), Strategic Implications International, Inc., a corporation of Delaware ("Strategic"), Armand Scott, Inc., a corporation of Delaware ("Armand"), Medical Media Communications, Inc., a corporation of Delaware ("Media") and Boron LePore, Inc., a corporation of Delaware ("LePore").

     "Guaranty": The Continuing Unlimited and Collateralized Guaranty, substantially in the form of Exhibit A annexed hereto, as may be amended, restated and/or extended from time to time.

     "Internal Revenue Code": The Internal Revenue Code of 1986, as amended.

     "Indebtedness": With respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (e) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all guaranties of such Person with respect to Indebtedness of the type referred in this definition of another Person, (h) the principal portion of all obligations of such Person under Capital Leases, (i) all obligations of such Person under swap agreements, interest rate protection agreements, foreign currency agreements, commodity purchase or option agreements or any other form of hedging agreements, (j) the


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maximum amount of all standby or commercial letters of credit issued or bankers'
acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (k) all preferred Capital Stock issued by such Person and required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due, by a fixed date, (l) the principal portion of all obligations of such Person under off-balance sheet financing arrangements and (m) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer.

     "Investment": (i) The acquisition (whether for cash, property, services, assumption of Indebtedness, securities or otherwise, but exclusive of the acquisition of inventory, supplies, equipment and other property or assets used or consumed in the ordinary course of business of the applicable Obligor and capital expenditures (as defined in GAAP) not otherwise prohibited hereunder) of assets, shares of Capital Stock, bonds, notes, debentures, partnership, joint ventures or other ownership interests or other securities of such Person, or
(ii) any other capital contribution to or investment in such Person.

     "Instruments": All instruments (as defined in the UCC) of Obligors including, without limitation, negotiable instruments and non-negotiable instruments, chattel paper (as defined in the UCC), letters of credit (as defined in the UCC), letter of credit rights (as defined in the UCC) , deposit accounts (as defined in the UCC), and documents of title (as defined in the UCC) (including, without limitation, bills of lading, dock warrants, dock receipts and warehouse receipts).

     "Interest Coverage Ratio": The ratio of (x) EBIT to (y) "interest expense" of the Obligors, each for the most recently completed four (4) fiscal quarters. For purposes of this definition, "interest expense" shall be determined in accordance with GAAP.

     "Interest Rate": The same meaning ascribed to said term in Subsection 2.1(c) hereof.

     "Inventory": All of the Obligors' goods, merchandise, and other personal property to be furnished under any consignment arrangement, contract of service or held for sale or lease, wheresoever located, whether now owned or hereafter acquired, including, without limitation, raw materials, work in process, finished goods and materials used or consumed in business or used in selling or furnishing such goods, merchandise or personal property, and all documents of title or other documents representing them.

     "LC Amount" At any time, the aggregate undrawn face amount of all Letters of Credit then outstanding.

     "Letter of Credit" Any letter of credit issued by Bank for the account of Borrower.

     "Lien": Any mortgage, lien, judicial lien, encumbrance, security interest, charge, pledge, hypothecation, assignment, conditional sale or other title retention agreement, and the like, relating to any real or personal property interest of the Obligors, whether legal or equitable.

     "Loan Documents": This Agreement, the Revolving Note, the Powers of Attorney, Guaranties, the UCC-1 Financing Statements, and any other document, instrument or writing


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executed and delivered pursuant hereto or thereto, and all as amended, restated
and/or extended from time to time.

     "Loans": Collectively, all Eurodollar Loans, Prime Rate Loans and Letters of Credit.

     "Material Adverse Change": A material adverse change in (a) the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of any Obligor, (b) the Collateral, (c) any Obligor's ability to perform its respective obligations under the Loan Documents, or (d) the validity, enforceability or availability of rights and remedies of the Bank hereunder or any other Loan Document, in each case as determined by the Bank in its sole discretion.

     "Material Adverse Effect": A material adverse effect on (a) the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of the Obligors, (b) the Collateral, (c) the Obligor's ability to perform its respective obligations under the Loan Documents, or (d) the validity, enforceability or availability of rights and remedies of the Bank hereunder or any other Loan Documents, in each case as determined by the Bank in its sole discretion.

     "Maximum Revolving Advance Amount": $15,000,000.

     "Net Worth": Net Worth shall mean (x) the aggregate sum of "capital surplus," "earned surplus," Capital Stock and Subordinated Debt of the Obligors less (y) total "treasury stock" of the Obligors. For purposes of this definition, "capital surplus," "earned surplus," and "treasury stock" shall be determined in accordance with GAAP.

     "Notice of Borrowing/Conversion": A notice signed by the Chief Financial Officer or President of the Borrower requesting an Advance and setting forth the information required pursuant to Subsections 2.1(b).

     "Obligations": (i) Any and all indebtedness, obligations, letters of credit, including, without limitation, liabilities and agreements of every kind and nature of the Obligors to or with the Bank, or to or with any affiliate of the Bank, which affiliate has issued or extended credit to the Borrower on behalf of or at the direction of the Bank, now existing or hereafter arising, pursuant to this Agreement, or otherwise, whether in the form of refinancing, loans, guarantees, bankers' acceptances, swap agreements, interest rate protection agreements, foreign currency exchange agreements, commodity purchase or option agreements or other form of hedging agreements, letters of credit, interest, charges, expenses, fees (including, without limitation reasonable attorneys' fees) or otherwise, direct or indirect, (including, without limitation, any participation or interest of the Bank in any obligation of the Obligors to others) acquired outright, conditionally or as collateral security from another, absolute or contingent, joint and/or several, liquidated or unliquidated, due or not due, contractual or tortious, secured or unsecured, arising by operation of law or otherwise, including, but without limiting the generality of the foregoing, indebtedness, obligations or liabilities to the Bank by the Obligors as a member of any partnership, syndicate, association or other group, and whether incurred by the Obligors as principal, surety, endorser, guarantor, accommodation party or otherwise, together with any extensions, renewals or modifications thereof; (ii) all obligations of the Obligors for any future advances made by the Bank


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to the Borrower whether or not evidenced by a promissory note and all obligations under any renewals, extensions or changes in form of, or substitutions for, any of said indebtedness, obligations or liabilities; (iii) all sums and charges to be paid to the Bank pursuant to this Agreement; (iv) all interest and late charges on any of the foregoing; and (v) all obligations of the Obligors now or hereafter existing under this Agreement.

     "Obligors": The Borrower, the Guarantor and any and all other Persons liable, either absolutely or contingently in connection with this Agreement not named herein, including endorsers, sureties, guarantors and owner's of any property securing any sums due in connection with this Agreement.

     "PBGC": The Pension Benefit Guaranty Corporation or any successor thereto.

     "Permitted Acquisitions": Acquisitions of assets and/or securities by the Borrower, each of which (i) has an aggregate purchase price equal to or less than $10,000,000, (ii) is accompanied by (a) evidence of pro forma compliance of Obligors with the financial covenants contained in Section 6.23 hereof, (b) certified originals of the charter documents and evidence of good standing with respect to each entity being acquired and (c) UCC Federal tax lien and judgment searches against each entity being acquired indicating that no Lien or judgment exists against such entity, all provided by Borrower to Bank and (iii) requires that each entity being acquired becomes a Guarantor hereunder.

     "Permitted Indebtedness":

          (i) Indebtedness to the Bank with respect to the Revolving Loan or otherwise, pursuant to the Loan Documents;

          (ii) Trade payables incurred in the ordinary course of the Obligors' businesses;

          (iii) Existing Indebtedness described on Schedule 1.1(a) attached hereto and any refinancings of such Indebtedness; provided that the aggregate principal amount of such Indebtedness is not increased, the scheduled maturity dates of such Indebtedness are not shortened and such refinancing is on terms and conditions no more restrictive than the terms and conditions of the Indebtedness being refinanced;

          (iv) Indebtedness secured by Permitted Liens; and

          (v) Indebtedness to Persons for judgments, provided that such judgments are discharged within 60 days of being rendered and that a bond or other form of financial security acceptable to Bank is posted to secure such payment within five (5) Business Days of the judgment being rendered.


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     "Permitted Liens": shall mean

          (i) Liens granted to the Bank by the Obligors pursuant to any Loan Document;

          (ii) Existing Liens listed on Schedule 1.1(b) attached hereto;

          (iii) Liens of warehousemen, mechanics, materialmen, workers, repairmen, fillers, packagers, processors, common carriers, landlords and other similar Liens arising by operation of law or otherwise, not waived in connection herewith, for amounts that are not yet due and payable or which are being diligently contested in good faith by the Obligors by appropriate proceedings, provided that in any such case an adequate reserve is being maintained by the Obligors for the payment of same in accordance with GAAP;

          (iv) Liens for taxes, assessments or other governmental charges not yet due and payable or which are being diligently contested in good faith by the Obligors by appropriate proceedings, provided that in any such case an adequate reserve is being maintained by the Obligors for the payment of same in accordance with GAAP;

          (v) deposits or pledges to secure obligations under workmen's compensation, social security or similar laws, or under unemployment insurance;

          (vi) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, regulatory or statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business;

          (vii) purchase money liens not to exceed $2,000,000 in the aggregate to be used to acquire Equipment so long as no Event of Default has occurred which has not been waived by Bank.

     "Person": An individual, or partnership, limited liability company, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity or a governmental or any political subdivision or agency thereof.

     "Plan": Any plan subject to the minimum funding requirements of Section 412 of the Internal Revenue Code.

     "Power of Attorney": The Powers of Attorney executed by Obligors, substantially in the form annexed hereto as Exhibit C.

     "Prime Rate": The variable per annum rate of interest so designated from time to time by the Bank as its prime rate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer. Changes in the rate of interest resulting from changes in the Prime Rate shall take place immediately without notice or demand of any kind.


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     "Prime Rate Loan": Any Advance or any outstanding portion of the Revolving
Loan that is based on the Prime Rate.

     "Restricted Payment": (i) any cash dividend or other cash distribution, direct or indirect, on account of any shares of any class of Capital Stock of the Obligors now or hereafter outstanding, or (ii) any payment to any Affiliate or Subsidiary of any Obligor that is not and does not become an Obligor.

     "Reportable Event": As such term is defined in Title IV of ERISA.

     "Revolving Loan": The loan described in Section 2.

     "Revolving Note": The Revolving Note described in Subsection 2.1(g) hereof, as may be amended, restated, substituted for and/or extended from time to time.

     "Subordinated Debt": Indebtedness of any Obligor that is subordinated to the Obligations in a manner reasonably satisfactory to Bank.

     "Subsidiary": As to any Person (a) any corporation more than fifty percent (50%) of whose Capital Stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, (b) any partnership, association, joint venture or of the entity in which such Person directly or indirectly through Subsidiaries has more than a fifty percent (50%) interest in the total capital, total income and/or total ownership interests of such entity at any time and (c) any partnership in which such Person is a general partner.

     "Tangible Net Worth": Tangible Net Worth shall mean (x) Net Worth less (y) total amounts owed to Obligors from Subsidiaries and Affiliates that are not and do not become Obligors less (z) total "intangibles" of the Obligors. For purposes of this definition, "intangibles" shall be determined in accordance with GAAP.

     "Termination Date": December 31, 2003 or such other date as the Bank may agree in writing to extend the Termination Date until, without there being any obligation on the part of the Bank to extend the Termination Date.

     "Total Funded Debt": The aggregate amount of debt of Obligors that is due and payable pursuant to any interest bearing or non-interest bearing negotiable instrument.

     "UCC": Uniform Commercial Code in force and effect in the State of New Jersey from time to time.

     "Voting Stock": with respect to any Person, Capital Stock issue by such Person the holders of which are ordinarily in the absence of contingencies, entitled to vote for the election of the directors (or Persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of any such contingency.


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     1.2 Accounting Terms and Calculations. Unless otherwise defined or specified herein to the contrary, all accounting terms used herein shall be construed and all accounting determinations hereunder shall be made in accordance with GAAP.

     1.3 Other Terms. Terms such as "accounts", "accounts receivable", "contract rights", "letters of credit", "letter of credit rights," "payment intangibles," "deposit accounts," "investment property", "advices", "confirmations", "equipment", "instruments", "chattel paper", "documents of title", "goods", "general intangibles", "account debtors", "proceeds", "products", and the like, shall, unless otherwise specifically defined herein, have the meanings applicable to them for the purposes of Article 9 (Secured Transactions) of the UCC.

                                    SECTION 2

                                 REVOLVING LOAN

     2.1 Subject to the terms and conditions of this Agreement, and provided no event or condition constituting a Default or an Event of Default has occurred which has not been waived by the Bank:

     (a) General Terms. The Bank agrees to lend and make Advances under the Revolving Loan to the Borrower from time to time until the Termination Date in amounts which shall not exceed in the aggregate, at any one time outstanding, the Maximum Revolving Advance Amount minus the LC Amount.

     (b) Disbursements, Interest Rate Conversions. Extensions of credit shall be made to the Borrower pursuant to the Revolving Loan in the form of Advances to any general deposit account maintained by the Borrower with the Bank. The Borrower shall give the Bank irrevocable telephonic notice (confirmed in writing) of each proposed Advance or rate conversion not later than 1:00p.m. local time at the office of the Bank first shown above (a) on the same Business Day as each proposed Advance or rate conversion to a Prime Rate Loan and (b) at least three (3) Business Days before each proposed Advance or rate conversion to a Eurodollar Loan. Each such notice (a "Notice of Borrowing/Conversion") shall specify (i) the date of such Advance or rate conversion, which shall be a Business Day, and, in the case of a conversion from a Eurodollar Loan, the last day of a Eurodollar Period, (ii) the amount of each Advance or the amount to be converted, (iii) the Interest Rate selected by the Borrower, and (iv) except for the Prime Rate Loans, the duration of the Eurodollar Period applicable thereto, which period must correspond to one of the Eurodollar Period options. Notices received after 1:00p.m. local time at the office of the Bank first shown above shall be deemed received on the next Business Day.

     (c) Interest Rate. (i) At the election of the Borrower, the unpaid principal balance of each Advance shall bear interest from the date such Advance is made available to the Borrower at the Eurodollar Rate plus the Applicable Margin or the Prime Rate plus the Applicable Margin, as selected by the Borrower in accordance herewith (each, an "Interest Rate"). There shall be no more than one Interest Rate for an Advance in effect at any time. Advances in the form of Prime Rate Loans shall be in minimum amounts of $100,000 and in integral multiples of $100,000 and Advances in the form of Eurodollar Loans shall be in minimum amounts of $500,000 and in integral multiples of $100,000.


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          (ii) When the Prime Rate Loan is selected for an Advance, it shall be adjusted daily as applicable to reflect the Bank's Prime Rate and the Prime Rate shall continue to apply until another Interest Rate option for that Advance is selected pursuant to Subsection 2.1(b) hereof. When a Eurodollar Rate Loan is selected for an Advance, such rate shall be fixed for the Eurodollar Period and shall apply for that Advance for successive Eurodollar Periods at the then prevailing successive rate until another Interest Rate option for that Advance is selected pursuant to Subsection 2.1(b) hereof. Until the Borrower selects an initial Interest Rate as provided herein, the Advance shall bear interest at the Prime Rate plus the Applicable Margin.

          (iii) In connection with each Eurodollar Loan, the Borrower, by giving notice at the times described in Subsection 2.1(b), shall select a Eurodollar Period to be applicable thereto, which Eurodollar Period shall be a period corresponding to one of the Eurodollar Period options. No Eurodollar Period selection is required for a Prime Rate Loan.

          (iv) All computations of interest shall be made on the basis of a three hundred sixty (360) day year and the actual number of days elapsed ("Actual/360 Computation"). The Actual/360 Computation determines the annual effective yield by taking the stated (nominal) rate for a year's period and then dividing said rate by 360 to determine the daily periodic rate to be applied for each day in the applicable period. Application of the Actual/360 Computation produces an annualized effective rate exceeding that of the nominal rate.

          (v) Upon the occurrence of an Event of Default (whether or not the Bank has accelerated payment of the Revolving Loan) or after maturity or after judgment has been rendered on the Revolving Loan, the Borrower's right to select Interest Rate options shall cease and the unpaid principal of all Advances shall, at the option of the Bank, bear interest at the Default Rate.

     (d) Payments of Principal and Interest. The unpaid principal balance of all Advances made under the Revolving Loan and all unpaid and accrued interest thereon shall be payable by the Borrower to the Bank on the Termination Date. Payment of interest on all outstanding Advances shall occur monthly, in arrears, in immediately available funds, on the first Business Day of each month beginning on the first Business Day in the month next succeeding the date of this Agreement. However, and notwithstanding anything to the contrary contained herein, interest on Eurodollar Loans shall be payable on the last day of each Eurodollar Period and every third month for Eurodollar Periods longer than three months.

     (e) Manner of Payment. All payments shall be made by the Borrower to the Bank at Glen Rock, New Jersey or such other place as the Bank may from time to time specify in writing, in lawful currency of the United States of America, in immediately available funds, without counterclaim or setoff and free and clear of, and without any deduction or withholding for, any taxes or other payments. The Borrower hereby directs the Bank to debit Demand Deposit Account #9417551845 (the "Demand Deposit Account"), which shall be maintained by the Borrower with the Bank for so long as any Obligations remain outstanding, on any date on which payment of interest, principal and/or any fees or expenses is due under the Revolving Loan, in an amount equal to the amount of such payment. Inadequate funds in the Demand Deposit Account or the failure of the Bank to debit the Demand Deposit Account shall not relieve the Borrower from its obligation to pay said amounts due hereunder.

     (f) Statement of Account. At least once each month, the Bank shall render and send to the Borrower a statement of account showing amounts loaned, all other charges, expenses and items chargeable to the Borrower, payments made by the Borrower against the unpaid principal balance on the Revolving Loan, other appropriate debits and credits and the balance of the unpaid principal amount as of the date of such statement of account for Advances made under the Revolving Loan. The statement of account shall be presumed to be correct in all respects, except for specific objections which the Borrower makes in writing within thirty
(30) days from the date upon which the statement of account is sent. In the event that the Borrower makes an objection, such objection shall contain evidence of the alleged error, which evidence shall be reviewed by the Bank.

     (g) Revolving Note; Loss, Theft, Destruction or Mutilation. Advances under the Revolving Loan shall be evidenced by the Revolving Note, substantially in the form of Exhibit B annexed hereto, and the balance due from time to time on the Revolving Note shall be conclusively evidenced by the Bank's records of disbursements and repayments, subject to Subsection 2.1(f). Upon receipt of an affidavit of an officer of the Bank as to the loss, theft, destruction or mutilation of the Revolving Note or any other Loan Document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of such Revolving Note or other Loan Document, the Borrower will issue, in lieu thereof, a replacement Revolving Note or other Loan Document in the same principal amount thereof and otherwise of like tenor.

     (h) Excess Advances. If at any time the aggregate outstanding principal amount of Advances exceeds the Maximum Revolving Advance Amount minus the LC Amount, the Borrower shall immediately pay to the Bank, in immediately available funds, the amount of such excess.

     (i) Prepayment of Prime Rate Loans, Eurodollar Loans; Indemnification. The Borrower may prepay the Loans in integral multiples of $500,000 or less if the prepayment is for the total outstanding balance of the Loans, upon at least one
(1) Business Day prior written notice to Bank for a Prime Rate Loan and upon at least three (3) Business Days prior written notice to the Bank for a Eurodollar Loan, which notices shall be irrevocable. Upon any prepayment of the Loans, Borrower shall pay to Bank all outstanding accrued interest due on such Loans up to and including the date of prepayment. The Borrower shall also pay to the Bank, upon request of the Bank, such amount or amounts as shall be sufficient (in the reasonable opinion of the Bank) to compensate it for any loss, cost, or expense incurred as a result of: (i) any payment of a Eurodollar Loan on a date other than the last day of the Eurodollar Period for such Eurodollar Loan; (ii) any failure by the Borrower to borrow a Eurodollar Loan on the date specified by the Borrower's Notice of Borrowing/Conversion; (iii) any failure by the Borrower to pay a Eurodollar Loan on the date for payment specified in the Borrower's Notice of Borrowing/Conversion. Without limiting the foregoing, the Borrower shall pay to the Bank a "yield maintenance fee" in an amount computed as follows: The current rate for United States Treasury securities (bills on a discounted basis shall be converted to a bond equivalent) with a maturity date closest to the term chosen pursuant to the Eurodollar Rate Election as to which the prepayment is made, shall be subtracted from the Eurodollar Rate in effect at the time of prepayment. If the result is zero or a negative number, there shall be no yield maintenance fee. If the result is a positive number, then the resulting percentage shall be multiplied by the amount of the principal balance being prepaid. The resulting amount shall be divided by 360 and multiplied by the number of days remaining in the term chosen pursuant to the Eurodollar Rate Election as to which the prepayment is made. Said amount shall be reduced to present value calculated by using the above referenced United States Treasury securities rate and the number of days remaining in the term chosen pursuant to the Eurodollar Rate Election as to which prepayment is made. The resulting amount shall be in the yield maintenance fee due to the Bank upon the prepayment of a Eurodollar Loan. Each reference in this paragraph to "Eurodollar Rate Election" shall mean the election by the Borrower of the Eurodollar Rate. If by reason of an Event of Default, the Bank elects to declare the Revolving Note to be immediately due and payable, then any yield maintenance fee with respect to a Eurodollar Loan shall become due and payable in the same manner as though the Borrower had exercised such right of prepayment.

     (j) Provisions regarding Eurodollar Loans. The following shall apply with respect to Eurodollar Loans provided for herein:

          (i) If on or prior to the first day of any Eurodollar Period with respect to a Eurodollar Loan, deposits in dollars (in the applicable amounts) are not being offered to the Bank in the relevant market for such Eurodollar Period, or the rate being offered does not adequately reflect the cost of funds to the Bank, the Bank shall forthwith give notice with reasonable detail thereof to the Borrower, whereupon until the Bank notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Bank to make Eurodollar Loans shall be suspended. During any such suspension, unless the Borrower shall notify the Bank at least three (3) Business Days before the date of any Eurodollar Loan for which a Notice of Borrowing/Conversion has previously been given that it elects not to borrow on such date, the Borrower shall instead borrow a Prime Rate Loan.

          (ii) If, after the date of this Agreement, the adoption of or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for the Bank to make, maintain or fund its Eurodollar Loans, whereupon until the Bank notifies the Borrower and provides reasonable detail indicating that the circumstances giving rise to such suspension no longer exist, the obligation of the Bank to make Eurodollar Loans shall be suspended. If the Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Eurodollar Loans to maturity and shall so specify in such notice, the Borrower shall either convert said Eurodollar Loans to a Prime Loan or immediately prepay in full the then outstanding principal amount of each such Eurodollar Loan, together with accrued interest thereon, and if said Eurodollar Loan is converted or prepaid prior to the end of its Eurodollar Period, the Borrower shall also pay all other amounts to be paid pursuant to Subsection 2.1(i).

          (iii) If after the date hereof, the adoption of, or any change in, any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency: (A) shall subject the Bank to any tax, duty or other charge with respect to its Eurodollar Loans or its obligation to make Eurodollar Loans, or shall change the basis of taxation of payments to the Bank of the principal of or interest on its Eurodollar Loans or any other amounts due under this Agreement in respect of its Eurodollar Loans or its obligation to make Eurodollar Loans (except for changes in the rate of tax on the overall net income of the Bank imposed by the jurisdiction in which the Bank's principal executive office is located); or (B) shall impose, modify or deem applicable any reserve, special deposit, capital adequacy requirement or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding, with respect to any Eurodollar Loan, any such requirement included in an applicable Eurodollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, the Bank; or (C) shall impose on the Bank or on the London interbank market any other condition affecting its Eurodollar Loans or its obligation to make Eurodollar Loans; and the result of any of the foregoing is to increase the cost to the Bank of making or maintaining any Eurodollar Loan, or to reduce any amount received or receivable by the Bank under this Agreement by an amount deemed by the Bank to be material, then the Borrower shall immediately pay to the Bank such additional amount or amounts as will compensate such the Bank for such increased cost or reduction. A certificate of the Bank providing reasonable detail and claiming compensation under Subsection 2.1(j)(iii)(A) and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error.

     (k) Application of Payments. All payments shall be applied first to the payment of all fees, expenses and other amounts due to the Bank (excluding principal and interest), then to accrued interest, and the balance on account of outstanding principal of the Revolving Loan; provided, however, that after a Default or Event of Default, payments will be applied to the Obligations of the Borrower to the Bank as the Bank determines in its sole discretion.

     (l) Late Fee. If the entire amount of any required principal and/or interest with respect to the Revolving Loan is not paid in full within (10) days after the same is due, the Borrower shall pay to the Bank a late fee equal to five percent (5%) of the required payment.

     (m) Payment Date Adjustment for Non-Business Days. The Following Business Day Convention shall be used to adjust any relevant date if that date would otherwise fall on a day that is not a Business Day. For the purposes herein, the term Following Business Day Convention shall mean that an adjustment will be made if any relevant date would otherwise fall on a day that is not a Business Day so that the date will be the first following day that is a Business Day.

     (n) Unused Line Fee. If, for any fiscal quarter until the Termination Date, the average daily unpaid balance of the Advances for each day of such fiscal quarter does not equal the Maximum Revolving Advance Amount, then Borrowers shall pay to Bank a fee at a rate equal to one eighth of one percent (.125%) per annum on the amount by which the Maximum Revolving Advance Amount exceeds such average daily unpaid balance. Such fee shall be payable to Bank in arrears on the last day of each fiscal quarter.

     (o) Letters of Credit. Bank agrees, for so long as no Default or Event of Default exists and if requested by Borrower, to issue its, or cause to be issued its Affiliate's, Letters of Credit for the account of Borrower provided that the LC Amount at any time shall not exceed $500,000. No Letter of Credit may have an expiration date that is after the Termination Date. Any amounts paid by Bank in connection with any Letter of Credit shall be treated as Revolving Loan, shall be secured by all of the Collateral and shall bear interest and be payable at the same rate and in the same manner as Revolving Loans.

     (p) Letter of Credit Fees. Borrower shall pay to Bank for standby Letters of Credit 1% per annum of the aggregate face amount of such Letters of Credit outstanding from time to time during the term of this Agreement, plus all normal and customary charges associated with the issuance thereof, which fees and charges shall be deemed fully earned upon issuance of each such Letter of Credit, shall be due and payable on the first Business Day of each month and shall not be subject to rebate or proration upon the termination of this Agreement for any reason.

                                    SECTION 3

                                   COLLATERAL

     3.1 In consideration of the Bank's making the Revolving Loan to the Borrower in accordance with the terms and conditions of this Agreement, and to secure payment and performance of all of the Obligations of the Borrower to the
Bank:

     (a) Grant of Security Interest. The Obligors hereby grant to the Bank a security interest in the Collateral which security interest shall remain in full force and effect until all of the Obligations of the Borrower to the Bank are fully paid and satisfied.

     (b) Negative Pledge. Each Obligor hereby agrees that (i) it shall not pledge any of the it's assets, whether tangible or intangible, including but not limited to, Equipment, Inventory, General Intangibles and Instruments to any Person and (ii) it shall not make any such pledge as stated in this Section 3.1(b) to any other Person, subject to the Permitted Liens.

     (c) Right of Setoff. The Obligors grant to the Bank, a continuing lien, security interest and right of setoff for all liabilities and obligations to the Bank, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of the Bank or any entity under the control of FleetBoston Financial Corporation and its successors and assigns or in transit to any of them. At any time after an Event of Default has occurred which has not been waived, without demand or notice (any such notice being expressly waived by the Obligors), the Bank may setoff the same or any part thereof and apply the same to any Obligation of the Borrower even though unmatured and regardless of the adequacy of any other Collateral securing the Revolving Loan. ANY AND ALL RIGHTS TO REQUIRE THE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE REVOLVING LOAN, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE OBLIGORS, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

     (d) Guaranty. As further security for the full and prompt payment and performance of the Obligations, the Guarantor has delivered to the Bank the Guaranty.

                                    SECTION 4

                              CONDITIONS PRECEDENT

     4.1 The duty of the Bank to make the Revolving Loan is conditioned upon prior delivery by the Obligors to the Bank of the following, each dated the date of this Agreement (unless noted to the contrary) and in form and substance satisfactory to the Bank:

     (a) Agreement. This Agreement, properly executed.

     (b) Revolving Note. The Revolving Note, properly executed.

     (c) Guaranty. The Guaranty, properly executed.

     (d) Power of Attorney. The Powers of Attorney, properly executed.

     (e) Resolutions of the Borrower and Guarantor. A certified copy of a resolution of the Borrower and the Guarantor, in form and substance satisfactory to the Bank, authorizing the execution, delivery and performance of the appropriate Loan Documents, authorizing the granting of the security interest in the Collateral, and authorizing the transactions contemplated by all of the Loan Documents and all such other and further actions in connection with this Agreement and the other Loan Documents as designated officers of the Borrower or the Guarantor, as the case may be, may deem necessary and proper.

     (f) Certificate of Incumbency. A certificate by the Secretary of the Borrower and the Guarantor certifying the names and true signatures and incumbency of each of the duly elected officers signing the documents described in Subsection 4.1(e), together with a certificate by another officer of the Borrower or the Guarantor, as the case may be, certifying as to the name, true signature and incumbency of the Secretary of the Borrower or the Guarantor, as the case may be.

     (g) Certificate of Incorporation of the Borrower and Guarantor. A copy, certified (within thirty (30) days prior to the date of this Agreement) by the Secretary of State of the state of incorporation or other appropriate government official of its jurisdiction of formation, of the Certificate of Incorporation or other similar documentation of formation of the Borrower and the Guarantor, along with any amendments thereto.

     (k) Good Standing. Certificate of the Secretary of State of each state where the Borrower and Guarantors are qualified to do business, dated within thirty (30) days prior to the date of this Agreement, as to the good standing of each, as the case may be, in such jurisdiction.

     (l) Bylaws. A copy, certified by the Corporate Secretary of the Borrower and the Guarantor, of their respective Bylaws.

     (m) Insurance. An endorsement reasonably satisfactory to the Bank in form and substance, of a reputable insurance company, licensed to conduct business in the States where the Borrower and Guarantors maintain locations or Collateral, of appropriate insurance as required by Subsection 6.6.

     (n) UCC, Federal Tax Lien, State Tax Lien, Judgment Searches and Franchise Tax Lien Search. UCC, litigation, bankruptcy, Federal tax lien, state tax lien, franchise tax lien and judgment searches against the Borrower and Guarantors conducted where each is located, incorporated, or maintains any of its real or personal property, all said searches to be conducted against the corporate names and any other trade or alternative name of the Borrower and Guarantors.

     (o) Terminations and Discharges. Proof satisfactory to the Bank in form and substance of the satisfaction, termination and discharge of any Liens other than Permitted Liens.

     (p) Financing Statements. Proof in form satisfactory to the Bank, of the filing of UCC-1 financing statements covering the Collateral.

     (q) Opinion. The opinion of counsel to the Borrower and Guarantors, in form and substance satisfactory to the Bank's counsel.

     (r) Reliance Letter. A reliance letter from the Borrower's and Guarantors' accountants, in form and substance satisfactory to the Bank, which the Obligors shall use their best efforts to obtain, stating that the Bank may rely on the financial statements referred to in Subsection 5.6 hereof.

     (s) Closing Fee. Payment of the $75,000 closing fee.

     (t) Pension Plans. Letter or Certificate with respect to compliance with ERISA of all pension and profit-sharing plans of the Borrower and Guarantors.

     (u) Fictitious and/or Alternate Names. Certificates of all, if any, fictitious and/or alternate names of Borrower and Guarantors.

     (v) Existing Litigation. A summary of all existing litigation of Borrower and Guarantors.

     (w) Financial Condition Certificate. A Financial Condition Certificate executed by Borrower and Guarantors in form and substance satisfactory to Bank.

     (x) Financial Information. All financial information of the Obligors requested by the Bank, including the Financials Statements (as defined below).

     (y) Management Letter. A management letter with respect to the Obligors' financial condition, prepared by accountants acceptable to Bank, which the Obligors shall use their best efforts to obtain, in form and substance acceptable to Bank.

     (z) Other Conditions. All other requirements reasonably required by the Bank.

     4.2 Conditions Precedent to All Advances. The making by the Bank of any Advance subsequent to the date of this Agreement is subject to the satisfaction of the following conditions precedent:

     (a) Compliance with this Agreement and other Loan Documents. The Obligors shall have complied and shall then be in compliance with of the terms, covenants and conditions of this Agreement and other Loan Documents.

     (b) No Default or Event of Default. There shall exist no Default or Event of Default.

     (c) Representations and Warranties. The representations and warranties contained in Section 5 hereof shall be true and with the same effect as through such representations and warranties had been made at the time of the making of each Advance.

     (d) Approvals or Documents. The Bank shall have received such other approvals or documents as the Bank may reasonable require or request.

     4.3 Reaffirmation of Representations, Warranties and Other Conditions. Any request for an Advance subsequent to the date of this Agreement shall constitute a reaffirmation by the Obligors of the items set forth above under Subsections 4.2(a), (b), (c) and (d).

                                    SECTION 5

                         REPRESENTATIONS AND WARRANTIES

     The Obligors represent and warrant to the Bank that:

     5.1 Corporate Existence. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and there are no other jurisdictions in which the character of the properties owned or the business transacted by the Borrower makes qualification as a foreign corporation necessary except for jurisdictions where a failure to qualify would not be reasonably likely to have a Material Adverse Effect. Medical is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and there are no other jurisdictions in which the character of the properties owned or the business transacted by Medical makes qualification as a foreign corporation necessary except for jurisdictions where a failure to qualify would not be reasonably likely to have a Material Adverse Effect. Consumer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and there are no other jurisdictions in which the character of the properties owned or the business transacted by Consumer makes qualification as a foreign corporation necessary except for jurisdictions where a failure to qualify would not be reasonably likely to have a Material Adverse Effect. Strategic is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and there are no other jurisdictions in which the character of the properties owned or the business transacted by Strategic makes qualification as a foreign corporation necessary except for jurisdictions where a failure to qualify would not be reasonably likely to have a Material Adverse Effect. Armand is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and there are no other jurisdictions in which the character of the properties owned or the business transacted by Armand makes qualification as a foreign corporation necessary except for jurisdictions where a failure to qualify would not be reasonably likely to have a Material Adverse Effect. Media is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and there are no other jurisdictions in which the character of the properties owned or the business transacted by Media makes qualification as a foreign corporation necessary except for jurisdictions where a failure to qualify would not be reasonably likely to have a Material Adverse Effect. LePore is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and there are no other jurisdictions in which the character of the properties owned or the business transacted by LePore makes qualification as a foreign corporation necessary except for jurisdictions where a failure to qualify would not be reasonably likely to have a Material Adverse Effect.

     5.2 Corporate Power. Each Obligor has the corporate power to execute, deliver and perform this Agreement and the other Loan Documents and to borrow hereunder and under the Revolving Note, and has taken all necessary corporate action to authorize (i) the borrowing hereunder on the terms and conditions of this Agreement and the other Loan Documents and (ii) the execution, delivery and performance of this Agreement and other Loan Documents. Each Obligor has the corporate power to own, pledge and operate its properties and to conduct its business.

     5.3 Necessary Franchises, Patents, etc. Each Obligor possesses, either by direct ownership or as licensee, in full force and effect, all necessary franchises, patents, licenses, trademarks, trademark rights, trade names, trade name rights, fictitious name authorizations or certificates and copyrights to conduct its business as now conducted, all of which is described on Schedule 5.3 attached hereto, without any conflict with the franchises, patents, licenses, trademarks, trademark rights, trade name, trade name rights, fictitious name authorizations or certificate and copyrights of others except for conflicts that would not be reasonably likely to have a Material Adverse Effect. Each Obligor has never, and does not, transact any business utilizing any trade names, fictitious names, assumed names and/or alternate names.

     5.4 Subsidiaries and Affiliates. Except as disclosed on Schedule 5.4 attached hereto, each Obligor has no Subsidiaries or Affiliates.

     5.5 Line of Business. Each Obligor is currently engaged in the line of business described on Schedule 5.5 attached hereto.

     5.6 Financial Condition. Each Obligor has furnished to the Bank, financial statements of such Obligor as of June 30, 2001 (the "Financial Statements"). The Financial Statements are complete and correct in all material respects, have been prepared in accordance with GAAP, and fairly present the condition and results of operations of such Obligor for the period involved. Since the date of the Financial Statements, there has been no material and adverse change in the financial condition of such Obligor not reflected in the Financial Statements, and since such date neither the business of nor the financial condition of such Obligor have been materially and adversely affected by any occurrence, whether or not insured against.

     5.7 Taxes. All tax returns of the Obligors which are due have been duly filed and are, to the best of its knowledge, correct and all taxes, assessments and other governmental charges upon the Obligors which are shown to be due and payable thereon have been paid. No Obligor knows of any proposed tax deficiency, assessment, charge or levy against it, the payment of which is not adequately provided for on the books of such Obligor.

     5.8 Judgments, No Material Litigation. There are no outstanding judgments against any Obligor; nor are there any actions, proceedings, claims or investigations, pending or threatened, before any court or governmental body which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

     5.9 Title to Properties, First Priority Lien. Each Obligor has good and marketable title in all of its properties and assets which it purports to own, free of all Liens except for Permitted Liens and each Obligor has granted to the Bank in Subsection 3.1, subject to Permitted Liens, a valid perfected first priority security interest in the Collateral.

     5.10 No Consent or Approval. No consent or approval of any Person, no waiver of any Lien or right of distraint or other similar right, and no consent, license, approval or authorization of or registration, qualification, designation, declaration or filing with any governmental authority (other than the filing of financing statements in accordance with the UCC and filings with the United States Patent and Trademark Office) is required in connection with the validity, enforceability, execution, delivery and performance of this Agreement or any of the other Loan Documents or the consummation of any other transactions contemplated hereby.

     5.11 No Burdensome Restriction, No Violations. There is no term of any contract, bond, note, indenture or other agreement or of any charter or other corporate restriction or of any judgment, decree, order, statute, rule or regulation which could reasonably be expected to have a Material Adverse Effect and no Obligor is in violation of its certificate of incorporation or bylaws; nor is any Obligor in default under, or in violation of, any term of, any agreement, ordinance, resolution, decree, burden, note, indenture, order or judgment to which it is a party or by which its properties are bound, and the execution, delivery and performance of, and compliance with, this Agreement and the other Loan Documents will not (with or without the giving of notice or lapse of time, or both) result in any violation of, or be in conflict with, or constitute a default under, any such term or violate, where such violation could reasonably be expected to have a Material Adverse Effect, any provision of federal, state or local law, regulations or ordinances, or result in the creation of any Lien upon any of the assets of any Obligor, except for the Lien created by this Agreement and the other Loan Documents.

     5.12 Changed Name, Merger, Acquisition. Except as disclosed on Schedule
5.12 attached hereto, each Obligor has not within six (6) years from the date hereof (i) changed its name or been known by any other name, (ii) been the surviving corporation of a merger or consolidation, or (iii) acquired all or substantially all of the assets of any person or entity.

     5.13 Place of Business. The chief executive office and principal place of business of each Obligor and all other places of business of each Obligor and locations where Collateral is stored or maintained is identified on Schedule
5.13 attached hereto.

     5.14 Location of Collateral and Records. All of the Collateral, and each Obligor's books, records, journals, orders, receipts and correspondence are located only at each Obligor's places of business set forth in Subsection 5.13, except as to certain records not relating to Collateral which are maintained at the offices of each Obligor's counsel.

     5.15 No Reportable Event. No Reportable Event has occurred with respect to any Plan maintained for employees of: (i) the Obligors; or (ii) any member of a Control Group of which any Obligor is a part.

     5.16 Ownership of Stock. All of the authorized, issued and outstanding corporate stock of each Obligor is owned by the Persons and in the percentages described on Schedule 5.16 attached hereto.

     5.17 No Default. No event or condition which constitutes a Default or an Event of Default has occurred.

     5.18 Binding Obligations. This Agreement and the other Loan Documents have been duly executed and delivered and constitute the valid and legally binding obligations of the Obligors, enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditor's rights.

     5.19 Accounts. The most recent list of Accounts delivered to the Bank is true and complete, and contains an accurate aging thereof. To the best of the Obligors' knowledge, none of such Accounts are subject to counterclaims, defenses, claims for adjustments or setoffs of any nature whatsoever, and require no further act by the Obligors to make such Accounts owing by the Account Debtors, except as noted on the aforementioned list. None of the Accounts include any conditional sales, consignments or sales on any basis other than that of absolute sale in the ordinary and usual course of business. No agreement has been made under which any deductions or discounts may be claimed as to any such Account except regular discounts in the usual course of business.

     5.20 Compliance with Regulations and Laws. Each Obligor has duly complied with, and its facilities, business, assets, property, leaseholds and equipment are in compliance in all material respects with, the provisions of all regulations or law applicable to them including, without limitation, the Fair Labor Standards Act, the Federal Occupational, Safety and Health Act and the Environmental Protection Act, and all rules and regulations thereunder and all similar state and local laws, rules and regulations, the violation of which could reasonably be expected to have a Material Adverse Effect, and there have been no outstanding citations, notices or orders of noncompliance issued to such Obligor or relating to its business, assets, property, leaseholds or equipment under any such laws, rules or regulations.

     5.21 Licenses and Permits. Each Obligors has been issued all required federal, state and local licenses, certificates or permits relating to, and the Obligors (where the failure to obtain such license, permit or certificate could reasonably be expected to have a Material Adverse Effect) and their facilities, business, assets, property, leaseholds and equipment are in compliance in all material respects with, all applicable federal, state and local laws, rules and regulations relating to, air emissions, water discharge, noise emissions, solid or liquid disposal, hazardous waste or materials, or other environmental health or safety matters, where the failure to so comply could reasonably be expected to have a Material Adverse Effect.

     5.22 Solvency of the Obligors. Except for LePore, each Obligor is solvent on the date hereof. For the purpose of this Agreement, the term "solvent" shall mean: (a) the fair salable value of such Obligor's property is in excess of the total amount of its debts; (b) such Obligor is able to pay its debts as they mature; and (c) such Obligor has adequate capital to conduct its business in the ordinary course.

     5.23 Labor Matters. (i) No Obligor has experienced any strike, labor dispute, slowdown or work stoppage due to labor disagreements and (ii) there is no such strike, dispute, slowdown or work stoppage threatened against any Obligor.

     5.24 Fictitious, Assumed or Alternate Names. Except as disclosed on
Schedule 5.24 attached hereto, no Obligor has been known by any fictitious, assumed or alternate name in the past five years.



                                    SECTION 6

                              COVENANTS BY OBLIGORS

     The Obligors covenants and agrees that:

     6.1 Preservation of Corporate Existence and Franchises. Each Obligor shall preserve and keep in full force and effect its corporate existence and all franchises, rights and privileges necessary to the proper conduct of its business, including, without limitation, all necessary franchises, patents, licenses, trademarks, trademark rights, trade name rights, fictitious name authorizations or certificates and copyrights without any unlawful conflict with such franchises, patents, licenses, trademarks, trademark rights, fictitious name authorizations or certificates and copyrights of others.

     6.2 Amendments. Each Obligor shall promptly deliver to the Bank copies of any amendments or modifications to its certificate of incorporation or bylaws, certified with respect to the certificate of incorporation by the Secretary of State of its state of incorporation, and, with respect to the bylaws, by the secretary of each Obligor.

     6.3 Compliance with Laws. Each Obligor shall comply with all applicable laws, ordinances, rules and regulations of any Federal, state or local government or any instrumentality or agency thereof now or hereafter in effect, the failure of which to comply with could reasonably be expected to have a Material Adverse Effect.

     6.4 Taxes. Each Obligor shall pay and discharge, as they become due, all taxes, assessments, claims and other governmental or non-governmental charges lawfully imposed upon it or incurred by it or its properties and assets, except taxes, assessments, claims and charges contested in good faith in appropriate proceedings and in respect of which such Obligor shall have set aside adequate reserves for the payment of such tax, assessment, claim or charge in conformity with GAAP. Such Obligor shall provide to the Bank, upon the Bank's request, evidence of payment of such taxes, assessments, claims and charges reasonably satisfactory to the Bank.

     6.5 Maintenance of Property. Each Obligor shall maintain, preserve and keep all its properties that are necessary for use in its business, equipment and assets in good repair, working order and condition, and make, or cause to be made, all necessary or appropriate repairs, renewals, replacements, substitutions, additions, betterments and improvements thereto so that efficiency of all such properties and assets shall at all times be properly preserved and maintained.

     6.6 Insurance. Each Obligor shall maintain such insurance on its properties and assets, including, without limitation, the Collateral (if applicable), with responsible insurance companies, against such casualties and in such amounts as is from time to time reasonably required by the Bank. The insurance policies shall name the Bank as additional insured and lender loss payee, as its interest may appear and the proceeds of any such insurance in the excess of $250,000 shall be payable to the Bank unless the Bank, in its sole discretion, directs otherwise. The insurance policies shall be on a full replacement cost basis of the value of the Collateral. All such policies of insurance shall provide for at least thirty (30) days advance notice in writing to the Bank of any cancellation or modification thereof. The Obligors shall maintain directors and officers liability insurance, the proceeds of which shall be payable to the Obligors. If any Obligor fails to pay the premiums on any such insurance on or before its due date, the Bank shall have the right (but shall be under no duty) to pay such premiums for such Obligor's account. The Obligors shall repay to the Bank any sums which the Bank shall have so paid, together with interest thereon at the Default Rate. The Obligors shall (a) deliver to the Bank, upon the request of the Bank, a detailed list of insurance then in effect, stating (i) the names of the insurance companies, (ii) the amounts and rates of the insurance, (iii) the dates of expiration thereof and the properties and risks covered thereby; (b) within fifteen (15) days after written notice from the Bank, obtain such additional insurance as the Bank may reasonably request; (c) provide to the Bank copies of all insurance policies; and (d) assign to the Bank all rights to receive proceeds of all insurance. The Obligors hereby authorize the Bank to endorse any draft for such proceeds and to use the proceeds thereof to reduce the Revolving Loan.

     6.7 No Other Liens. The Obligors shall not directly or indirectly permit to exist any Lien on the Collateral except Permitted Liens.

     6.8 Litigation Notice. The Obligors shall promptly notify the Bank of (i) any litigation, actions, proceedings, claims or investigations pending or, to the best of their knowledge, threatened against any Obligor wherein the claimant seeks to recover in excess of $175,000 (or its equivalent in another currency or currencies) per claim or $175,000 in the aggregate and (ii) of the entry of any judgment against any Obligor or the entry of any Lien, other than a Permitted Lien, or against any of the Collateral in the excess of $175,000.

     6.9 Location of Collateral and Records. The Obligors shall keep the Collateral, its records relating to the Collateral, and its other books, records, journals, orders, receipts and correspondence at only those locations set forth in Subsection 5.13, unless notice is given to the Bank at least thirty
(30) days in advance of the removal of the Collateral (if applicable), and the books, records, journals, orders, receipts and correspondence, to another location provided, however, that no such removal may be effected before all filings required to be made to preserve the perfected first priority security interest of the Bank in the Collateral shall have been made, subject only to Permitted Liens.

     6.10 Conduct of Business. The Obligors shall not engage in any business other than the businesses specified in Section 5.5 or businesses substantially related to those specified in Section 5.5 without the prior written permission of the Bank.

     6.11 Change of State of Incorporation or Location. The Obligors shall not
(i) change their respective state of incorporation, (ii) change the location of their chief executive office and principal places of business, (iii) create any new place(s) of business, or (iv) eliminate any existing place of business, unless the respective Obligor notifies the Bank in writing thirty (30) days in advance thereof and further provided that no change in any state of incorporation or in location or creation of a new location may be effected before all filings required to be made to preserve the first priority security interest of the Bank in the Collateral shall have been made, subject only to Permitted Liens.

     6.12 Financial Statements. The Obligors shall deliver, or cause to be delivered, to the Bank in form and substance satisfactory to the Bank the following:

     (a) Within forty-five (45) days after the end of each fiscal quarter, financial statements of the Obligors, on a consolidating basis, consisting of a balance sheet of the Obligors as at the end of such month, and a statement of cash flows and a statement of income for such month, all for the period from the beginning of the current fiscal year to the end of such month, all prepared in accordance with GAAP, in reasonable detail by the Chief Financial Officer of the Borrower, together with a certificate of the President or the Chief Financial Officer of the Borrower certifying that said financial statements accurately represent in all material respects the financial condition and results of operations of the Obligors, subject to year-end adjustments, calculating all financial covenants required to be complied with hereunder, stating whether the Obligors are in compliance with all said financial covenants and stating whether his or her examination has disclosed the existence of any condition or event which constitutes (or would, after notice or lapse of time, or both, constitute) an Event of Default or Default and, if so, specifying the nature and period of existence thereof and setting forth any actions which the Obligors are taking or have taken in respect of such condition or event, and further certifying that such financial statements constitute a fair presentation of the Obligors and their financial condition and results of operations;

     (b) Within ninety (90) days after the end of each fiscal year of the Obligors, financial statements of the Obligors, on a consolidated basis, consisting of a balance sheet of the Obligors as at the end of such year and a statement of income for such year and a statement of cash flows for such year, all in reasonable detail and audited by independent certified public accountants acceptable to the Bank, accompanied by an unqualified opinion and a management letter, prepared by such accountants, and which audit shall be performed in accordance with GAAP and, as part of said audit or as a separate writing signed by said accountants, shall include a statement by such accountants briefly setting forth the scope of their examination (which shall include a review of the relevant provisions of this Agreement) and stating whether their examination has disclosed the existence of any condition or event which constitutes (or would after notice or lapse of time, or both, constitute) an Event of Default or a Default, and if so, specifying the nature and existence thereof, together with a letter from such independent certified public accountants stating that the Bank is entitled to rely on such financial statements, such letter being in form acceptable to the Bank and its counsel, together with a certificate of the chief financial officer of the Borrower certifying that said financial statements accurately represent in all material respects the financial condition and results of operations of the Obligors, calculating all financial covenants required to be complied with hereunder, stating whether the Obligors are in compliance with all said financial covenants and stating whether his examination has disclosed the existence of any condition or event which constitutes (or would, after notice or lapse of time, or both, constitute) an Event of Default or a Default and, if so, specifying the nature and period of existence thereof and setting forth any actions which the Obligors are taking or have taken in respect of such condition or event, and further certifying that the financial statements constitute a fair presentation of the Obligors and their financial condition and results of operations;

     (c) Prior to the end of each fiscal year of the Borrower, financial projections prepared by management of the Borrower for the succeeding fiscal year in form and substance reasonably satisfactory to Bank;

     (d) Within the ten (10) Business Days after the end of each fiscal quarter of the Borrower, quarterly accounts receivable agings of the Obligors together with a listing of all accounts receivables of the Obligors that, at the time, have not yet been billed; and

     (e) Such additional financial information of any Obligor as the Bank shall reasonably require.

     6.13 Costs, Expenses and Attorney's Fees.

     The Borrower shall pay within two (2) Business Days of demand all expenses of the Bank in connection with the preparation, administration, default, collection, waiver or amendment of any Loan Document terms, or in connection with the Bank's exercise, preservation or enforcement of any of its rights, remedies or options hereunder or any other Loan Document, including, without limitation, fees of outside legal counsel or the allocated costs of in-house legal counsel, accounting, consulting, brokerage or other similar professional fees or expenses, and any fees or expenses associated with travel or other costs relating to any appraisals or examinations (including field examinations) conducted in connection with the Revolving Loan or the Collateral therefor, and the amount of all such expenses shall, until paid, bear interest at the rate applicable to principal hereunder (including any Default Rate) and be an Obligation secured by the Collateral. The Bank may, at its discretion and at any time when due, after notifying the Borrower, charge any account maintained by the Borrower with the Bank, in an amount equal to the sums due hereunder, and all such sums to the extent not paid shall be added to the outstanding Obligations of the Borrower to the Bank.

     6.14 Book and Records. Each Obligor shall, at all times and in accordance with GAAP, keep complete and accurate books and records concerning its business, affairs and operations and concerning its properties and assets, including without limitation, the Collateral.

     6.15 Instrument and Documents. Upon the Bank's request, each Obligor shall deliver to the Bank (i) all instruments and chattel paper (including all executed copies thereof, except such executed copies retained by the obligors thereunder) representing proceeds of the Collateral duly endorsed and accompanied by duly executed instruments of assignment in form and substance satisfactory to the Bank, and (ii) promptly at the Bank's request, all invoices, original bills of lading, documents of title, original contracts, chattel paper, instruments and any other writings relating thereto, and other writings or evidence of performance of contracts or evidence of shipment or delivery of the merchandise sold or services rendered in connection therewith. Each Obligor shall deliver to the Bank, promptly at the Bank's request, from time to time, additional copies of any or all of such papers or writings, and such other information with respect to any of the Collateral including such schedules of accounts receivables and other writings as the Bank may, in its sole discretion, deem to be necessary or effectual to evidence any Advance made pursuant to this Agreement or to evidence, enforce or perfect the Bank's security interest in the Collateral, to facilitate collection of the Collateral, or to carry into effect the provisions and intent of this Agreement, all at the sole expense of the Obligors.

     6.16 Field Exam/Inspection. The Obligors shall from time to time, upon either ten (10) Business Days prior written notice from Bank if no Event of Default has occurred or no notice from Bank if an Event of Default has occurred, without hindrance or delay, and during normal business hours, permit the Bank, its representatives, agents and/or designees, to inspect or examine the properties and assets of the Obligors, including, without limitation, the Collateral, and to examine, check, conduct a field examination, and make copies of or abstracts from any of the Obligors' books, records, journals, receipts, orders, correspondence or other data, and to verify independently the orders of the Obligors and Accounts. All fees and expenses associated with the foregoing shall be paid by the Borrower. The examinations and inspections referred to in this Subsection 6.16 shall be limited to three (3) times per annum as long as no Default exists.

     6.17 ERISA, SEC Filings. Each Obligor shall furnish to the Bank: (i) as soon as possible and in any event within thirty (30) days after any Obligor or a duly appointed administrator of a Plan knows or has reason to know that any Reportable Event has occurred with respect to any Plan, a statement of such Obligor setting forth details as to such Reportable Event and the action which such Obligor proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to the PBGC or a statement that the notice will be filed with the annual report to the United States Department of Labor with respect to the Plan if required under applicable regulations; (ii) promptly after the filing thereof with the United States Department of Labor, the Internal Revenue Service or the PBGC, copies of each annual and other report with respect to each Plan; (iii) promptly after receipt thereof, a copy of any notice any Obligor or any other member of a Controlled Group may receive from the United States Department of Labor, the Internal Revenue Service or the PBGC with respect to any Plan; and (iv) within ten (10) days after the sending of, making available or filing of the same, copies of any proxy statements and financial statements which any Obligor, if any, shall send or make available to all of its stockholders, and any registration statements and any reports which any Obligor shall file with the Securities and Exchange Commission; and (v) promptly after receipt thereof, a copy of any notice any Obligor may receive indicating an actual or potential violation of any material law or regulation.

     6.18 Use of Proceeds. The Borrower shall use the proceeds of the Revolving Loan for (i) ongoing general corporate purposes including working capital, capital expenditures, stock repurchases and Permitted Acquisitions, (ii) to lend or otherwise provide funds to other Obligors and (iii) to pay the existing Earnouts.

     6.19 Loss or Damage to Collateral. Each Obligor shall immediately notify the Bank of any material loss or damage to, or material diminution in, or any occurrence which would materially adversely affect, the value of any of the Collateral (if applicable). In the event that there has been any such loss, damage or material diminution in value, such Obligor shall whenever the Bank so requests, pay to the Bank, such amount representing such loss, damage, or material diminution in value, unless such loss, damage or diminution is fully covered by insurance, which proceeds shall be paid to the Bank, subject to the terms sets forth in Subsection 6.6 hereof.

     6.20 Default Notice. Each Obligor shall immediately notify the Bank of the occurrence of any Default or Event of Default accompanied by a certificate of such Obligor specifying the nature and period of existence thereof and stating what action such Obligor is taking in respect of such Default or Event of Default. If any Obligor receives a notice of a default from any creditor other than the Bank, such Obligor shall deliver to the Bank a copy of such notice of default immediately upon receipt thereof.

     6.21 Compliance with Agreement. Each Obligor shall observe, perform and comply with, and shall continue, until all Obligations of the Borrower to the Bank under this Agreement and the other Loan Documents are fully paid and satisfied, to observe, perform and comply with, all of the terms, agreements, and covenants contained in this Agreement and the other Loan Documents.

     6.22 Government Accounts. After the occurrence and continuation of a Default or an Event of Default, if any of the Accounts, contract rights, chattel paper, general intangibles or instruments arise out of contracts with the United States or any of its departments, agencies or instrumentalities or any state of the United States or any of its departments, agencies or instrumentalities and if requested by the Bank, the Obligors shall execute any necessary writings in order that all money due or to become due under such contracts shall be assigned to the Bank and proper notice of the assignment given under the Federal Assignment of Claims Act and/or such other similar type law applicable to said Collateral.

     6.23 Negative Covenants. The Obligors shall not without the Bank's prior written consent:

     (a) Indebtedness. Create, incur or assume any Indebtedness, except for Permitted Indebtedness.

     (b) Contingent Liabilities. Assume, guarantee, endorse or otherwise become liable, in connection with the obligations of any Person except:

          (i) Liabilities of the Obligors resulting from product warranties made by the Obligors in the ordinary course of its business; and

          (ii) Liabilities of the Obligors resulting from its endorsement of items or instruments for deposit or collection in the ordinary course of its business.

     (c) Sale or Other Disposition of Assets. Sell, lease, abandon, or otherwise dispose of its properties or assets, except (i) in the ordinary course of its business in commercially reasonable and bona fide arm's length transactions for fair consideration and (ii) disposition of assets classified as an Earnout.

     (d) Acquisition of Assets. Purchase, lease, or otherwise acquire, the properties, assets or real estate, or any interest therein, of any Person except the purchasing, leasing or otherwise acquiring of assets by the Obligors in the ordinary course of its business in bona fide arm's length transactions and Permitted Acquisitions.

     (e) Mergers, Joint Ventures. Consolidate with, merge into, or participate in any joint venture with any Person or permit any Person to consolidate with, merge into or participate in any joint venture with any Obligor, except between the Obligors and their Subsidiaries.

     (f) Subsidiaries or Affiliate. Create or acquire, or permit the creation or acquisition of, any Subsidiary or Affiliate, except in connection with Permitted Acquisitions provided that such Subsidiary or Affiliate becomes an Guarantor hereunder.

     (g) Investments. Purchase, acquire or make any Investments (excluding marketable securities held as part of any Obligor's Deferred Compensation Plan), except:

          (i) Marketable direct obligations of the United States of America;

          (ii) Bonds, bills or notes of any state, county, or municipality of the United States of America, which are not in default as to principal or interest, and which are rated Aa, or better, by Moody's Investors Service;

          (iii) Customer's notes, chattel paper, or the like received as non-cash proceeds of the sale of the Inventory of the Obligors in the ordinary course of its business; and

          (iv) Certificates of Deposit and Repurchase Agreements of the Bank.

     (h) Restricted Payment. Make any Restricted Payment except for (i) payments classified as an Earnout and (ii) the redemption of Obligors' stock owned by the employees of the respective Obligor not to exceed $200,000 in the aggregate.

     (i) Change in Control. Cause, suffer or permit any Change in Control.

     (j) Loans to Other Persons. Make loans or advances to any of its officers, directors or shareholders, or to any other Person other than advances with respect to travel related expenses of the Obligors' employees not to exceed $175,000 per annum in the aggregate.

     (k) Liens. Create, assume or suffer to exist any Lien on any of its properties or assets whether now owned or hereafter acquired, except for Permitted Liens.

     (l) Assignment of Accounts. Create, assume or suffer to exist any assignment of Accounts.

     (m) Net Worth. Cause, suffer or permit the Net Worth of the Obligors on a consolidated basis, at anytime, to be equal to or less than $90,000,000 plus fifty percent (50%) of the Obligors consolidated net income for each fiscal year, commencing with the fiscal year ending December 31, 2001. For purposes of this covenant, net income shall be measured on a cumulative basis and without any reduction for losses.

     (n) Capital Expenditures. Cause, suffer or permit the Capital Expenditures of the Obligors, in the aggregate, to exceed (i) $2,000,000 from July 1, 2001 through December 31, 2001 and (ii) $2,500,000 annually thereafter.

     (o) Total Liabilities to Tangible Net Worth Ratio. Cause, suffer or permit the Obligors' ratio of total liabilities to Tangible Net Worth, measured on a consolidated basis, to exceed 1.5 to 1.0. For purposes of this ratio, "total liabilities" shall be determined in accordance with GAAP.

     (p) Total Funded Debt to EBITDA. Cause, suffer or permit the Obligors' ratio of Total Funded Debt to EBITDA, measured on a consolidated basis, to exceed 1.5 to 1.0.

     (q) Interest Coverage Ratio. Cause, suffer or permit their Interest Coverage Ratio to be less than 3.0 to 1.0.

     (r) Pledge of Assets. Pledge any of the their assets, whether tangible or intangible, including but not limited to, Equipment, Inventory, General Intangibles and Instruments to any Person and make any such pledge as stated in this Section 6.23(r) to any other Person, subject only to Permitted Liens.

     6.24 Bank Account. The Obligors shall maintain their deposit accounts, including their primary business operating account with the Bank until such time as all Obligations to the Bank are fully satisfied.

     6.25 Margin Stock. The Borrower does not own, or have any present intention of acquiring, any "Margin Stock" within the meaning of Regulation U (12 CFR Part
221) of the Board of Governors of the Federal Reserve System (herein called "margin stock"). None of the proceeds of the Revolving Loan made hereunder shall be used, directly or indirectly, for the purposes of purchasing or carrying, or for the purpose of reducing or retiring any indebtedness which was originally incurred for the purposes of purchasing or carrying, any margin stock or for any other purpose which might cause the transactions contemplated hereby to be considered a "purpose credit" with the meaning of said Regulation U, or which might cause this Agreement to violate Regulation U, Regulation T, Regulation X, or any other regulation of the Board of Governors of the Federal Reserve System or the Securities Exchange Act of 1934, as amended. If requested by the Bank, Borrower will promptly furnish the Bank with a statement or statements in conformity with the requirements of Federal Reserve Form U-1 referred to in said Regulation U.

     6.26 Further Assurances, Warranty of Title. The Obligors shall procure and deliver to the Bank or execute and deliver any mortgage, security agreement, financing statement or amendments thereto, or other writing necessary to evidence, preserve, protect or enforce the Bank's rights and interests to or in the Collateral. The Obligors will defend the Collateral at their own expense from all claims and defenses of all other Persons.

                                    SECTION 7

                                EVENTS OF DEFAULT

     There shall be an Event of Default by The Obligors under this Agreement upon the occurrence of any one of the following:

     7.1 Non-Payment. The Borrower's failure to pay when due or at maturity (whether as stated or by acceleration), as the case may be, any payment of principal, interest or other charges due and owing to the Bank pursuant to any Obligations of the Borrower to the Bank, including, without limitation, those Obligations arising pursuant to this Agreement; or

     7.2 Covenants. The Borrower shall fail to perform or observe any term or agreement contained in Section 6; or

     7.3 Warranties and Representations. If any warranty or representation or signatures contained in this Agreement or the other Loan Documents, including without limitation, the warranties and representations contained in Section 5, shall be false or incorrect in any material respect when made or deemed reaffirmed, or if any financial statement given by or on behalf of any Obligor to the Bank shall be false, incorrect, incomplete or misleading in any material respect; or

     7.4 Bankruptcy or Insolvency. (i) Any resolution shall be passed or any action shall be taken by any Obligor for the termination, winding up, liquidation or dissolution of any Obligor or its debts, or any Obligor shall make an assignment for the benefit of creditors, become insolvent or be unable to pay (or admit in writing its inability to pay) any of its debts as they mature, or any Obligor shall file a petition in voluntary liquidation or bankruptcy, or any Obligor shall file a petition or answer or consent seeking reorganization or the readjustment of any of its debt under applicable insolvency or bankruptcy laws now or hereafter existing, or any Obligor shall consent to the appointment of any receiver, administrator, liquidator, custodian or trustee of all or any part of its property or assets, or corporate action shall be taken by any Obligor for the purpose of effecting any of the foregoing; or

          (ii) By order or decree of any court of competent jurisdiction, any Obligor shall be adjudicated a bankrupt or insolvent, or a petition for proceedings in bankruptcy or liquidation or for the reorganization or the readjustment of its debt under applicable bankruptcy or insolvency laws now or hereafter existing shall be filed against any Obligor, and any Obligor shall admit the material allegations thereof, or shall not cause such petition to be discharged within thirty (60) days, or any order judgment or decree shall be made approving such petition and such order, judgment or decree shall not be vacated, set aside or stayed within thirty (60) days of their issuance or any receiver, administrator, liquidator or trustee shall be appointed for any Obligor or for all or any part of its property and such receiver, administrator, liquidator or trustee shall not be discharged or his jurisdiction shall not be relinquished, vacated or stayed, on appeal or otherwise, within thirty (60) days after his appointment; or

     7.5 Cross-Default. The occurrence of any default by any Obligor in connection with (i) any loans, advances or other extensions of credit by the Bank to any Obligor other than the Revolving Loan made pursuant to this Agreement; (ii) any Indebtedness of any Obligor under any agreement or instrument relating to such Indebtedness, which Indebtedness together with all such other Indebtedness exceeds in the aggregate $175,000, if the effect of such default is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness, or any such Indebtedness shall be declared to be due and payable or required to be prepaid other than by a regularly scheduled required payment, prior to its stated maturity thereof; or

     7.6 Other Warranties or Representations. If any warranty or representation whether past, contemporaneous or future made in writing by any Obligor or on behalf of any Obligor to the Bank, other than any warranty or representation set forth in this Agreement, shall prove to be false, incorrect, incomplete or misleading in any material respect, when made, or when deemed made; or

     7.7 Other Loan Documents. A default occurs under any of the other Loan Documents, and such default is not cured within the applicable grace period provided therein, if any; or

     7.8 ERISA. A Reportable Event shall have occurred which the Bank, in its sole and reasonable discretion, shall determine in good faith constitutes grounds for the termination by the PBGC of any Plan or for the appointment by the appropriate United States district court of a trustee for any Plan, or if any Plan shall be terminated or any such trustee shall be requested or appointed, or if any Obligor is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from any Obligor's complete or partial withdrawal from such Plan; or

     7.9 Execution; Attachment. Any execution or attachment shall be levied against the Collateral in an amount greater than $175,000; or

     7.10 Judgment. The entry of a final judgment in excess of $175,000 (or $175,000 in the aggregate) against any Obligor and the failure of any Obligor to discharge the same within thirty days (30) from the date of the order, decree or process under which or pursuant to which judgment was entered, or to secure a stay of execution pending appeal of such judgment unless such judgment is fully covered by insurance and the insurer has acknowledged liability or unless a bond for the full amount of said judgment is presented to the entity responsible for the enforcement of said judgment; or

     7.11 Deny or Disaffirm Obligations. Any Obligor to any Loan Document shall deny or disaffirm its obligations under any of the Loan Documents, or any Loan Document shall be canceled, terminated, revoked or rescinded without the express prior written consent of the Bank, or any action or proceeding shall have been commenced by any Person (other than the Bank) seeking to invalidate, declare unenforceable cancel, revoke, rescind or disaffirm the obligations of any party to any Loan Document.

     7.12 Forfeiture of Assets. Any Obligor is indicated or convicted of a commission of a crime or any proceeding of any kind is pending or threatened in writing which would reasonably be likely to result in the forfeiture of any material portion of any assets of any Obligor to any governmental entity or authority.

     7.13 Material Adverse Change. The occurrence of any Material Adverse
Change.


                                    SECTION 8

                           BANK'S RIGHTS AND REMEDIES

     8.1 Bank's Rights Exercisable at any Time. Exclusive of the occurrence of an Event of Default or Default, the Bank may:

     (a) Receive from all or any accountants and auditors employed by the Obligors (which accountants and auditors the Obligors hereby authorize and direct to deliver to the Bank) upon simultaneous notice to the Borrower, at any time during the term of this Agreement, copies of any of the financial statements, trial balances or other accounting records of any sort of the Obligors which are in the possession of such accountants and auditors;

     (b) Receive and have access to printouts and all other information respecting financial records of the Obligors maintained by external computer service companies (which the Obligors hereby authorize and direct to deliver or give access to the Bank of the same) upon simultaneous notice to the Borrower;

     (c) Sign financing statements in the name of any Obligor, or file financing statements without any Obligor's signature or file carbon, photographic or other reproductions of financing statements, where permitted by law, in any relevant state to perfect or maintain the Bank's security interest in any or all of the Collateral; and

     (d) Endorse the name of any Obligor upon any and all checks, drafts, money orders, and other instruments for the payment of monies which are payable to such Obligor and constitute proceeds of the Collateral.

     8.2 Bank's Rights and Remedies Upon an Event of Default. Upon the occurrence of an Event of Default which has not been waived by the Bank, the Bank shall have the following rights and remedies to be exercised within their discretion, without further demand, presentment, protest, advertisement, or notice of any kind, all of which are hereby expressly waived by the Obligors except as specified below:

     (a) The Bank may exercise any and all of the rights and remedies provided in this Agreement, the other Loan Documents, the Uniform Commercial Code and other applicable law in force and effect in the State of New Jersey and in any other jurisdiction where any Obligor maintains property or assets;

     (b) The Bank may elect (i) not to make any further Advances under and pursuant to this Agreement or otherwise and all of the Obligations of the Borrower to the Bank shall immediately become due and payable and (ii) to increase the rate of interest with respect to all Obligations to the Default Rate;

     (c) The Bank may receive, open and dispose of mail addressed to the Obligors and notify the Post Office authorities to change the address for delivery of mail addressed to the Obligors to such address as the Bank may designate;

     (d) The Bank may require the Obligors (and the Obligors hereby agree), at the Obligors' own expense, to assemble or to cause to be assembled the Collateral and make it available at places which the Bank may designate, whether at the Obligors' premises or elsewhere, and to allow the Bank to take possession or dispose of the Collateral;

     (e) The Bank may forthwith collect, receive, appropriate and realize upon the Collateral or any part thereof, and/or, forthwith, without advertisement, sell, lease, assign, give an option or options to purchase, or sell or otherwise dispose of, the Collateral (or contract to do so), or any part thereof or any interest which the Obligors may have therein, in one or more parcels at public or private sale or sales, at any exchange or broker's board or at any of the Bank's offices or elsewhere at such prices as they may deem best in their discretion exercised in a commercially reasonable manner, for cash or on credit or for future delivery without assumption of any credit risk, and if notice of such sale or of other action by the Bank is required by applicable law, the Obligors agree that five (5) days' notice (which notification shall be deemed given when mailed, postage prepaid, addressed to the Borrower at its principal place of business set forth in Subsection 5.13) of the time and place of any public sale or of the time after which a private sale may take place shall be sufficient, which the Bank and the Obligors hereby agree to be commercially reasonable;

     (f) The Bank shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption, which right or equity of redemption the Obligors hereby waive and release;

     (g) The Bank may enter upon any and all places of business of the Obligors, take possession and remove therefrom any and all of the Collateral and the Obligors' books, records, ledger sheets, correspondence, invoices and documents, relating to or evidencing any of the Collateral, and/or without cost or expense to the Bank, make such use of any or all of the Obligors' places of business as may be reasonably necessary to administer, control and collect the Collateral, either personally or through any agent, or by means of a receiver appointed by a court of competent jurisdiction;

     (h) The Bank may settle, renew, extend, compromise, compound, exchange or adjust claims in respect of any of the Collateral or any legal proceedings brought in respect thereof;

     (i) The Bank may subrogate to all of the Obligors' interests, rights and remedies in respect of the Collateral including the right to stop delivery, and to reclaim Inventory which any Account Debtor has returned, rejected, revoked acceptance of and/or failed to return, and which has been consigned or diverted, and to take possession of and sell or dispose of Inventory;

     (j) The Bank may demand, sue for, collect or receive any money or property, at any time payable or receivable on account of or in exchange for, or make any compromises they deem desirable, including, without limitation, extending the time of payment, arranging for payment in installments, or otherwise modifying the terms or rights with respect to any of the Collateral, all of which may be without notice to or consent by any Obligor and without otherwise discharging or affecting the Obligations, the Collateral or the security interest therein or Lien thereon;

     (k) The Bank may set off and apply to all or any part of the Obligations, all the Collateral described in Section 3, and the Bank shall be deemed to have exercised such right of set off and to have made a charge against any such Collateral immediately upon the occurrence of such Event of Default, even though the actual book entries may be made at some time subsequent thereto;

     (l) The Bank may communicate with customers and Account Debtors to verify (including phone verifications) independently orders and Accounts (and each Obligor agrees to furnish all such assistance and information as the Bank may require in connection therewith);

     (m) The Bank may take any and all action which in its reasonable discretion is necessary and proper to preserve its interest in the Collateral, including, without limitation, paying debts of any Obligor which might, in the Bank's sole discretion, impair the Collateral, or the Bank's security interest therein or Lien thereon, including without limitation, paying taxes or assessments imposed on the Collateral, and the sums so expended by the Bank shall be secured by the Collateral, shall be added to the amount of the Obligations and shall be payable on demand with interest at the Default Rate; and

     (n) Institute and maintain foreclosure proceedings against the Collateral in accordance with the laws of the State of New Jersey, and any other jurisdiction where the Collateral is located;

     (o) To notify the customers and Account Debtors to make payment directly to the Bank or its designee; and

     (p) The Bank may do such other and further acts and deeds in the name of the Obligors which the Bank may deem necessary or advisable to the extent necessary for the Bank to realize upon the Collateral.

                                    SECTION 9

                          OBLIGORS' RIGHTS AND REMEDIES

     9.1 The Obligors shall have all of the rights and remedies provided in this Agreement, the other Loan Documents and by the UCC and other applicable law in force in New Jersey.

                                   SECTION 10

                            MISCELLANEOUS PROVISIONS

     10.1 No Liability; Indemnification.

     (a) The Bank shall not be deemed to have assumed any liability or responsibility to the Obligors or any Person for the correctness, validity or genuineness of any instruments or documents that may be released or endorsed to the Obligors by the Bank (which shall automatically be deemed to be without recourse to the Bank in any event), or for the existence, character, quantity, quality, condition, value or delivery of any goods purporting to be represented by any such documents; and the Bank shall not be deemed to have assumed any obligation or liability to any supplier or Account Debtor or to any other Person. The Obligors hereby agree to indemnify and defend the Bank and hold it harmless in respect to any claim or proceeding arising out of any matter referred to in this Subsection 10.1(a).

     (b) Each Obligor hereby agrees to indemnify and to hold harmless the Bank and each of its respective officers, directors, agents, employees and counsel harmless from and against any and all claims, damages, liabilities, costs and expenses (including, without limitation, reasonable fees, expenses and disbursements of counsel) in connection with or arising out of any investigation, litigation or proceeding (except to the extent attributable to the gross negligence or willful misconduct of the Bank), including without limitation, those related to violation(s) involving any environmental laws, which may be incurred by or asserted against the Bank or any such other indemnified Person arising by virtue of the Bank's relationship with the Obligors as anticipated by this Agreement or the other Loan Documents, whether or not the Bank is a party thereto.

     (c) Each Obligor agrees to indemnify and hold the Bank harmless from and against any taxes, liabilities, claims and damages, including attorneys' fees and disbursements and other expenses incurred or arising by reason of the taking or the failure to take action by the Bank in respect of any transaction effected under this Agreement or in connection with the Lien provided for herein (except to the extent attributable to the gross negligence or willful misconduct of the
Bank), including, without limitation, any taxes payable in connection with the delivery or registration of any of the Collateral as provided herein.

     (d) The obligations of the Obligors under this Subsection 10.1 shall survive the termination of this Agreement.

     10.2 Waivers.

     (a) Notice of default and presentment, demand, protest and notice of protest and of dishonor as to any provision of this Agreement or any other Loan Document is hereby expressly waived by the Obligors, except as may be otherwise specifically provided in this Agreement or in the other Loan Documents.

     (b) To the extent it may be lawful to do so, each Obligor for itself and for any Person who may claim through or under it hereby:

          (1) agrees that neither it nor any such Person will set up, plead, claim or in any manner whatsoever take advantage of, any appraisement, valuation, stay, extension or redemption laws, now or hereafter in force in any jurisdiction, which may delay, prevent or otherwise hinder (i) the performance or enforcement of, or foreclosure under, this Agreement or the other Loan Documents, (ii) the sale of any of the Collateral or (iii) the putting of the purchaser or purchasers thereof into possession of such property immediately after the sale thereof;

          (2) waives all benefit or advantage of any such laws;

          (3) waives and releases all rights to have the Collateral marshaled upon any foreclosure, sale or other enforcement of this Agreement; and

          (4) waives all claims, damages and demands against the Bank's repossession, retention or sale of the Collateral and all defenses, and rights of set off.

     10.3 Successors and Assigns, Assignments. The "Bank," the "Borrower" and the "Guarantor" as used in this Agreement shall include the successors, representatives and assigns of those parties, provided, however, that the Borrower and Guarantor shall not assign or delegate any of their rights, remedies, warranties, representations or covenants arising under this Agreement or any other Loan Document without the prior written consent of the Bank, and any purported assignment or delegation without such consent shall be void.

     10.4 Choice of Law. This Agreement and the other Loan Documents and the rights and obligations of the parties hereunder and thereunder shall be construed and interpreted in accordance with the laws of the State of New Jersey (the "Governing State") (excluding the laws applicable to conflicts or choice of law).

         EACH OBLIGOR AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW JERSEY OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON ANY OBLIGOR BY MAIL AT THE ADDRESS DESCRIBED IN SUBSECTION 10.9. EACH OBLIGOR HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT FORUM.

     10.5 Severability. If any of the provisions of this Agreement or any other Loan Document shall contravene or be held invalid under the laws of any jurisdiction, this Agreement or any other Loan Document shall be construed as if not containing such provisions and the rights, remedies, warranties, representations, covenants and provisions hereof shall be construed and enforced accordingly in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction, or any other provisions in this Agreement, or in any other Loan Documents, as the case may be, in any jurisdiction.

     10.6 Remedies Cumulative. The Defaults, Events of Default, rights, remedies, covenants and provisions set forth in this Agreement and any other Loan Document or as may be provided by applicable law, shall be cumulative and not alternative or exclusive, and the Bank's Rights and Remedies may be exercised by the Bank at such time or times, in such order of preference, as the Bank in its sole discretion may determine.

     10.7 Entire Agreement, Survival of Representations, Warranties and Modifications. This Agreement and the other Loan Documents embody the entire agreement and understanding between the Obligors and the Bank and supersede all prior agreements and understandings relating to the subject matter hereof. All warranties, representations and covenants imposed or made herein, or in the other Loan Documents shall survive the execution and delivery of this Agreement and the other Loan Documents. No delay or omission of the Bank in exercising or enforcing any of the Bank's Rights and Remedies hereunder shall constitute a waiver thereof; nor shall any single or partial exercise by the Bank of any right hereunder preclude any other or further exercise thereof or the exercise of any other right; and no waiver by the Bank of any Default or Event of Default shall operate as a waiver of any other Default or Event of Default. No term or provision of this Agreement, or any other Loan Document shall be waived, altered or modified except with the prior written consent of the Bank, which consent makes explicit reference hereto or thereto. Except as provided in the preceding sentence, no other agreement or transaction, of whatsoever nature, entered into between the Bank and the Obligors at any time (whether before, during or after the effective date or terms of this Agreement), shall be construed in any particular as a waiver, modification or limitation of any of the Bank's Rights and Remedies under this Agreement, or the other Loan Documents nor shall anything in this Agreement, or in the other Loan Documents be construed as a waiver, modification or limitation of any of the Bank's Rights and Remedies, not only under the provisions of this Agreement or the other Loan Documents but also of any such other agreement or transaction.

     10.8 Days. Any and all references to "days" in this Agreement shall mean "calendar days" except as otherwise specifically provided in this Agreement and by law.

     10.9 Notices. All notices, requests and other communications pursuant to this Agreement shall be in writing, either by (i) letter (delivered by hand or sent certified mail, return receipt requested), (ii) by overnight courier service, or (iii) by telecopy (if followed by delivery in accordance with (i) and (ii) above) addressed to the Bank at 208 Harristown Road, Glen Rock, New Jersey 07452, Attention: Alan Aspis, Vice President, Telecopy Number (201) 251-5388 or to the Obligors at their principal places of business as described in Subsection 5.13, Telecopy Number (973) 709-3208 or at such other address as either may give notice to the other as herein provided. Any notice, request or communication hereunder shall be deemed to have been given in the case of mailing, three (3) Business Days after being deposited in the mails, in the case of overnight delivery, the day following the date on which such notice was delivered to such overnight delivery service, or in the case of facsimile, when sent, or in the case of hand delivery, when delivered, addressed as aforesaid except where otherwise provided in this Agreement, provided, however, that notice of a change of address, as hereinabove provided, shall be deemed to have been given only when actually received by the party to which it is addressed.

     10.10 Agreement and Other Loan Documents Complementary. The provisions of this Agreement shall be in addition to those of any guaranty, security agreement, note or other evidence of liability held by the Bank, all of which shall be construed as complementary to each other. In the event of ambiguity or inconsistency between this Agreement and any other Loan Document, the terms of this Agreement will govern.

     10.11 Bank's Relationship. The Bank and the Obligors expressly agree that the relationship of the Bank to the Obligors is that of a lender only, the intent of this provision being to clarify and stipulate that the Bank is not a partner or a co-venturer of the Obligors and that the Bank's sole interest in the Collateral is for the purpose of security for repayment of the Obligations of the Borrower.

     10.12 Power of Attorney. Each Obligor hereby appoints any officer or agent of the Bank as its true and lawful attorney-in-fact, with power to endorse the name of such Obligor upon any notes, checks, drafts, money orders, or other instruments or demands of payment of the Collateral that may come into possession of the Bank, to sign or endorse the name of such Obligor upon any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against Account Debtors, assignments, verifications and notices in connection with Accounts, letters of credit or advices or confirmations thereof, any instruments or documents relating thereto or to such Obligor's rights therein; and sign and deliver, on behalf of such Obligor any and all notices direct to any issuer, advising bank or confirming bank, wherein such issuer or bank is informed of the Bank's security interest in, or the assignment of any letters of credit or advices or confirmations thereof; and, upon the occurrence and continuance of an Event of Default, to give written notice to such office and officials of the United States Postal Service to effect such change or changes of address so that all mail addressed to such Obligor may be delivered directly to the Bank or a place where the Bank shall designate, granting unto such Obligor's said attorney full power to do any and all things necessary to be done with respect to the above transactions as fully and effectually as such Obligor might or could do, and hereby ratifying all that said attorney shall lawfully do or cause to be done by virtue hereof. Notwithstanding anything contained herein to the contrary, the Bank shall not utilize the Power of Attorney until an Event of Default has occurred and is continuing.

     10.13. Section Headings. Article and Section headings are for reference only and shall not affect the interpretation or meaning of any provision of this Agreement.

     10.14 No Duty to Preserve Collateral. The Bank shall be under no duty or obligation to: (i) preserve, protect or marshal any Collateral; (ii) preserve or protect the rights of any Person against any other Person claiming an interest in any Collateral; (iii) realize upon any Collateral in any particular order or manner or seek repayment of any Obligation from any particular source; or (iv) permit any substitution or exchange of all or any part of any Collateral or release any part of any Collateral from any Lien, even if that substitution or release would leave the Bank adequately secured.

     10.16 Participation. The Bank shall have the unrestricted right at any time and from time to time, and without the consent of or notice to the Obligors, to grant to one or more banks or other financial institutions (each, a "Participant") participating interests in the Bank's obligation to lend hereunder and/or any or all of the loans held by the Bank hereunder. In the event of any such grant by the Bank of a participating interest to a Participant, whether or not upon notice to the Obligors, the Bank shall remain responsible for the performance of its obligations hereunder and the Obligors shall continue to deal solely and directly with the Bank in connection with the Bank's rights and obligations hereunder. The Bank may furnish any information concerning the Obligors in its possession from time to time to prospective Participants, provided that the Bank shall require any such prospective Participant to agree in writing to maintain the confidentiality of such information.

     10.17 Usury Limitation: If, at any time, the rate of interest, together with all amounts which constitute interest and which are reserved, charged or taken by the Bank as compensation for fees, services or expenses incidental to the making, negotiating or collection of the loan evidenced hereby, shall be deemed by any competent court of law, governmental agency or tribunal to exceed the maximum rate of interest permitted to be charged by the Bank to the Borrower under applicable law, then, during such time as such rate of interest would be deemed excessive, that portion of each sum paid attributable to that portion of such interest rate that exceeds the maximum rate of interest so permitted shall be deemed a voluntary prepayment of principal. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof; provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Agreement shall be governed by such new law as of its effective date.

         10.18 JURY TRIAL WAIVER. THE OBLIGORS AND THE BANK (BY ACCEPTANCE OF THIS AGREEMENT) MUTUALLY HEREBY KNOWINGLY,

VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF THE BANK RELATING TO THE ADMINISTRATION OF THE REVOLVING LOAN OR ENFORCEMENT OF THE LOAN DOCUMENTS AND AGREE THAT NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, THE OBLIGORS HEREBY WAIVE ANY RIGHT THEY MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE OBLIGORS CERTIFY THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE BANK TO ACCEPT THIS AGREEMENT AND MAKE THE REVOLVING LOAN.

     10.19 Pledge to Federal Reserve. The Bank may at any time pledge or assign all or any portion of its rights under the Loan Documents, including any portion of the promissory note, to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or assignment or enforcement thereof shall release the Bank from its obligations under any of the Loan Documents.

     10.20 Collateral Transfer. The Bank may transfer Collateral into its name or that of its nominee and may receive the income and any distributions thereon and hold the same as Collateral for the Obligations, or apply the same to any Obligation, whether or not a default or an Event of Default has occurred.

     IN WITNESS WHEREOF, the parties on the date first above written have caused this Agreement to be properly executed.

BORROWER:

ATTEST:                             BORON, LEPORE & ASSOCIATES, INC.


/s/ Steven M. Freeman               By:  /s/ Anthony J. Cherichella
_________________________________      ____________________________________
STEVEN M. FREEMAN, President             ANTHONY J. CHERICHELLA, Treasurer

GUARANTOR:

ATTEST:                             MEDICAL EDUCATION SYSTEMS, INC.


/s/ Steven M. Freeman               By:  /s/ Anthony J. Cherichella
_________________________________      ______________________________________
STEVEN M. FREEMAN, Secretary             ANTHONY J. CHERICHELLA, Treasurer

ATTEST:                             CONSUMER2PATIENT, INC.


/s/ Steven M. Freeman               By:  /s/ Anthony J. Cherichella
_________________________________      ______________________________________
STEVEN M. FREEMAN, Secretary             ANTHONY J. CHERICHELLA, Treasurer

ATTEST:                             STRATEGIC IMPLICATIONS
                                    INTERNATIONAL, INC.

/s/ Steven M. Freeman               By:  /s/ Anthony J. Cherichella
_________________________________      ______________________________________
STEVEN M. FREEMAN, Secretary             ANTHONY J. CHERICHELLA, Treasurer

ATTEST:                             ARMAND SCOTT, INC.


/s/ Steven M. Freeman               By:  /s/ Anthony J. Cherichella
_________________________________      ______________________________________
STEVEN M. FREEMAN, Secretary             ANTHONY J. CHERICHELLA, Treasurer

ATTEST:                             MEDICAL MEDIA
                                    COMMUNICATIONS, INC.

/s/ Steven M. Freeman               By:  /s/ Anthony J. Cherichella
_________________________________      ______________________________________
STEVEN M. FREEMAN, Secretary             ANTHONY J. CHERICHELLA, Treasurer

ATTEST:                             BORON LEPORE, INC.


/s/ Steven M. Freeman               By:  /s/ Anthony J. Cherichella
_________________________________      ______________________________________
STEVEN M. FREEMAN, Secretary             ANTHONY J. CHERICHELLA, Treasurer

[SEAL]
BANK:

                                    FLEET NATIONAL BANK

                                     /s/ Alan Aspis
                                    _______________________________
                                       ALAN ASPIS, Vice President

                              FLEET NATIONAL BANK,

                                       TO

                        BORON, LEPORE & ASSOCIATES, INC.

                           $15,000,000 Revolving Loan


                      REVOLVING LOAN AND SECURITY AGREEMENT



                                October 15, 2001

                                      INDEX

                                                                          PAGE



SECTION 1         DEFINITIONS ............................................  1



SECTION 2         REVOLVING LOAN ......................................... 10



SECTION 3         COLLATERAL ............................................. 15



SECTION 4         CONDITIONS PRECEDENT ................................... 16



SECTION 5         REPRESENTATIONS AND WARRANTIES ......................... 18



SECTION 6         COVENANTS BY OBLIGORS .................................. 22



SECTION 7         EVENTS OF DEFAULT ...................................... 29



SECTION 8         BANK'S RIGHTS AND REMEDIES ............................. 31



SECTION 9         OBLIGORS' RIGHTS AND REMEDIES .......................... 34



SECTION 10        MISCELLANEOUS PROVISIONS ............................... 34

                                TABLE OF EXHIBITS

                                                                EXHIBITS

Guaranty .......................................................... A

Revolving Note .................................................... B

Power of Attorney ................................................. C



                               TABLE OF SCHEDULES

                                                              SCHEDULES

Schedule of Existing Indebtedness ............................. 1.1(a)

Schedule of Existing Liens .................................... 1.1(b)

Schedule of Intellectual Property .............................    5.3

Schedule of Subsidiaries and Affiliates .......................    5.4

Schedule of the Borrower's Line of Business ...................    5.5

Schedule of Changed Name, Merger, Acquisition .................   5.12

Schedule of Locations .........................................   5.13

Schedule of Ownership .........................................   5.16

Schedule of Fictitious, Assumed or Alternate Names ............   5.24



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                        BORON, LEPORE & ASSOCIATES, INC.
                              EXISTING INDEBTEDNESS

                                 SCHEDULE 1.1(a)


                                       45

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                        BORON, LEPORE & ASSOCIATES, INC.
                                 EXISTING LIENS

                                 SCHEDULE 1.1(b)


                                       46

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                        BORON, LEPORE & ASSOCIATES, INC.
                              INTELLECTUAL PROPERTY

                                  SCHEDULE 5.3


                                       47

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                        BORON, LEPORE & ASSOCIATES, INC.
                              INTELLECTUAL PROPERTY

                                  SCHEDULE 5.4



                                       48

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                        BORON, LEPORE & ASSOCIATES, INC.
                                LINES OF BUSINESS

                                  SCHEDULE 5.5


                                       49

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                        BORON, LEPORE & ASSOCIATES, INC.
                               PLACES OF BUSINESS

                                  SCHEDULE 5.13

Chief Executive Office:
Other Locations:


                                       50

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                        BORON, LEPORE & ASSOCIATES, INC.
                                    OWNERSHIP

                                  SCHEDULE 5.16

  Owner                           Type of Stock               % of Ownership


                                       51

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                        BORON, LEPORE & ASSOCIATES, INC.
                     FICTITIOUS, ASSUMED OR ALTERNATE NAMES

                                  SCHEDULE 5.24

                                       52